                                                                       EXHIBIT 1


April ___, 1995


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

       Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), plans to make an offer (the "Exchange Offer") to exchange: (i) $1,000 principal amount of the Company's Notes due May 15, 2005 (the "New 2005 Notes") plus an amount of cash based on a fixed spread formula for each $1,000 principal amount of 103/4 Subordinated Notes of Healthtrust, Inc.The Hospital Company ("Healthtrust") due 2002 (the "Old 103/4% Notes") properly tendered,
(ii) $1,000 principal amount of the Company's Notes due May 15, 2000 (the "New 2000 Notes") plus an amount of cash based on a fixed spread formula for each $1,000 principal amount of 10 1/4% Subordinated Notes of Healthtrust due 2004 (the "Old 10 1/4% Notes") properly tendered, and (iii) $1,000 principal amount of the Company's Notes due May 15, 2025 (the "New 2025 Notes", and together with the New 2005 Notes and the New 2004 Notes, the "New Securities") plus an amount of cash based on a fixed spread formula for each $1,000 principal amount of 83/4% Subordinated Debentures of Healthtrust due 2004 (the "Old 83/4% Debentures", and together with the Old 103/4% Notes and the Old 10 1/4 Notes, the "Old Securities") properly tendered, in each case on the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined).

       Concurrently with the Exchange Offer, the Company is soliciting (the "Solicitation") consents ("Consents") from (i) the holders of the Old 103/4% Notes to certain amendments to the indenture, date of May 1, 1992, as amended (the "1992 Indenture"), between Healthtrust and The First National Bank of Boston, as trustee (the "Old Trustee"), pursuant to which the Old 103/4% Notes were issued, (ii) the holders of the Old 10 1/4% Notes to certain amendments, with respect to the Old 10 1/4% Notes, to the indenture, dated as of March 30, 1993, as amended (the "1993 Indenture"), between Healthtrust and the Old Trustee, pursuant to which the Old 10 1/4% Notes were issued, and (iii) the holders of the Old 83/4% Debentures to certain amendments, with respect to the Old 83/4% Debentures, to the 1993 Indenture, pursuant to which the Old 83/4% Debentures were issued. On or before the Commencement Date (as hereinafter defined), the Company and the Old Trustee shall enter into indentures supplementing the 1992 Indenture and the 1993 Indenture (the "First Supplemental Indentures"). If Consents are
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received from the holders of a majority in principal amount of the Old 103/4%
Notes, the Old 10 1/4% Notes and/or the Old 83/4% Debentures, the proposed amendments with respect to such issue shall be adopted and indentures supplementing the 1992 Indenture or the 1993 Indenture, as applicable, shall be entered into by the Company and the Old Trustee (the "Second Supplemental Indentures" and together with the First Supplemental Indentures, the "Supplemental Indentures").

       The New Securities are to be issued pursuant to an indenture (the "Indenture") dated as of December 15, 1993 between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The Company has filed, or will file, with the Securities and Exchange Commission (the "SEC') a registration statement on Form S-4 for the registration of the New Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof pursuant to the Exchange Offer. Such registration statement either has been declared effective by the SEC or will be declared effective by the SEC prior to the date that the Prospectus is first distributed to the holders of the Old Securities (the "Commencement Date"), and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus and consent solicitation constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Dealer-Manager by the Company for use in connection with the Exchange Offer or the Solicitation, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Dealer-Manager for such use.

SECTION 1.  APPOINTMENT AS DEALER-MANAGER.
            -----------------------------

       (a) The Company and you hereby agree that you will act, in accordance with your customary practices, as Dealer-Manager for the Exchange Offer and the Solicitation.

       (b) The Company will not file, use or publish any material in connection with the Exchange Offer or the Solicitation, or refer to you in any such material, without first consulting you. The Company will promptly inform you of any litigation or administrative action with respect to the Exchange Offer or the Solicitation.

       (c) You agree that all actions taken by you as Dealer-Manager will comply in all material respects with all applicable laws, regulations and rules of the United States including, without limitation, the applicable rules and regulations of the registered national securities
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exchanges of which you are a member and of the National Association of
Securities Dealers, Inc.

SECTION 2.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

       The Company represents and warrants to you as of the date hereof and as of the Commencement Date as follows:

       (a) The Registration Statement either has become effective or will become effective prior to the Commencement Date, as applicable; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC.

       (b) (i) Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the SEC thereunder (the "1934 Act Regulations"), (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the 1933 Act Regulations and, to the extent applicable, the 1934 Act and the 1934 Act Regulations, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the 1939 Act of the Trustee.

       (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Material Subsidiaries (as hereinafter defined), taken as a whole.
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       (d)   Each direct and indirect corporate subsidiary of the Company that is a "Significant Subsidiary" within the meaning of the 1933 Act Regulations (the "Material Corporate Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Material Subsidiaries, taken as a whole.

       (e) Each of the partnerships owned or controlled, directly or indirectly, by the Company that is a "Significant Subsidiary" within the meaning of the 1933 Act Regulations (the "Material Partnerships," and together with the Material Corporate Subsidiaries, the "Material Subsidiaries") has been duly formed and is validly existing under the laws of its jurisdiction of formation and has the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Material Subsidiaries, taken as a whole.

       (f) This Agreement has been duly authorized, executed and delivered by the Company.

       (g) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

       (h) The New Securities have been or will be prior to the Closing Date duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the holders of Old Securities who tender their Old Securities in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.
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       (i)   The Old Securities that remain outstanding following the Closing
Date will have been duly authorized, executed and authenticated in accordance with the provisions of the 1992 Indenture or 1993 Indenture, as applicable, and will be entitled to the benefits of the 1992 Indenture or 1993 Indenture, as applicable and as amended by the Supplemental Indentures, and will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

       (j) The Supplemental Indentures, in each case, will be duly qualified under the 1939 Act and will be duly authorized, executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

       (k) The performance by the Company of the Exchange Offer and the Solicitation, and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the New Securities, the Supplemental Indentures and the Old Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its Material Subsidiaries that is material to the Company and its Material Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of the Exchange Offer or the Solicitation or its obligations under this Agreement, the Indenture, the New Securities, the Supplemental Indentures or the Old Securities except such as may have been made or obtained prior to the Commencement Date and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the New Securities.

       (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Material Subsidiaries, taken as a whole, from that set forth in the Prospectus.

       (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject
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that are required to be described in the Registration Statement or the
Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

       (n) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

       (o) The Company and its Material Subsidiaries are (a) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Material Subsidiaries, taken as a whole.

       (p) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Material Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Material Subsidiaries, taken as a whole.

       (q) The Company has sufficient funds available to pay the cash portion of the purchase price for the Old Securities tendered pursuant to the Exchange Offer.

       (r) The Company has complied with and will comply with, in all material respects, all laws, regulations and rules and corporate requirements applicable to the Exchange Offer, the Solicitation and this Agreement and the Company has provided or filed, as applicable, all exchange and other notices required to be provided or filed by us in connection with the Exchange Offer and the Solicitation. The Exchange Offer and the Solicitation with respect to the Old 103/4% Notes are in full compliance with all provisions of the 1992 Indenture, and the
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Exchange Offer and the Solicitation with respect to the Old 10 1/4% Notes and the 83/4% Debentures are in full compliance with all provisions of the 1993 Indenture. If Consents are received from the holders of a majority in principal amount of the outstanding Old 103/4% Notes, the amendments to the 1992 Indenture relating to the Old 103/4 Notes described in the Prospectus will be validly approved, the 1992 Indenture will be validly amended and the execution and delivery of the Supplemental Indenture with respect thereto will comply with all provisions of the 1992 Indenture. If Consents are received from the holders of a majority in principal amount of the outstanding Old 10 1/4% Notes, the amendments to the 1993 Indenture relating to the Old 103/4% Notes described in the Prospectus will be validly approved, the 1993 Indenture will be validly amended and the execution and delivery of the Supplemental Indenture with respect thereto will comply with all provisions of the 1993 Indenture. If Consents are received from the holders of a majority in principal amount of the outstanding Old 83/4% Debentures, the amendments to the 1993 Indenture relating to the Old 83/4% Debentures described in the Prospectus will be validly approved, the 1993 Indenture will be validly amended and the execution and delivery of the Supplemental Indenture with respect thereto will comply with all provisions of the 1993 Indenture.

SECTION 3.  COVENANTS OF THE COMPANY.
            ------------------------

       The Company covenants with you as follows:

       (a) The Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement prior to the date that the New Securities are issued pursuant to the Exchange Offer (the "Closing Date"), (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus prior to the Closing Date, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC prior to the Closing Date of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings prior to the Closing Date for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (b) The Company will give you advance notice of its intention to file any amendment to the Registration Statement or to make any amendment or supplement to the Prospectus prior to the Closing Date, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed in advance of such proposed filing.
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       (c)   The Company will deliver to you as many conformed copies of the
Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request so long as you are required to deliver a Prospectus in connection with the Exchange Offer.

       (d) If at any time prior to the Closing Date any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for you or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, immediate notice shall be given, and confirmed in writing, to you to cease the Exchange Offer and the Solicitation, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

       (e) The Company will endeavor, in cooperation with you, to qualify the New Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the New Securities pursuant to the Exchange Offer; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the New Securities have been qualified as above provided. The Company will promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

       (f)   From the date hereof through the Closing Date, the Company will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act during such period.
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       (g)   On the Commencement Date and on the Closing Date, you shall receive the following legal opinions, dated as of the date hereof and in form and substance satisfactory to you:

             (1)   Opinion of Company Counsel.  The opinion of Stephen T. Braun,
                   --------------------------
       Senior Vice President and General Counsel of the Company, to the effect that:

             (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Material Subsidiaries, taken as a whole;



            (ii) each Material Corporate Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Material Subsidiaries, taken as a whole;



           (iii) each of the Material Partnerships has been duly formed and is validly existing under the laws of its jurisdiction of formation and has the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Material Subsidiaries, taken as a whole;



            (iv) this Agreement has been duly authorized, executed and delivered by the Company;



             (v) the Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its
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       terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;



            (vi) the New Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Securities in accordance with the Exchange Offer will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;



           (vii) the First Supplemental Indentures as of the Commencement Date and the Second Supplemental Indentures as of the Closing Date have been duly authorized and delivered by the Company, constitute valid amendments to the 1992 Indenture and the 1993 Indenture permitted by the terms of the 1992 Indenture or the 1993 Indenture, as the case may be, and the 1992 Indenture and the 1993 Indenture, in each case as amended by the applicable Supplemental Indenture, constitute valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;



          (viii) the performance by the Company of the Exchange Offer and the Solicitation and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the New Securities, the Supplemental Indentures and the Old Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Material Subsidiaries that is material to the Company and its Material Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or, to the best of such counsel's knowledge, any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the New Securities, the Supplemental Indentures or the Old Securities except such as may
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       be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the New Securities;



            (ix) the statements (1) in the Prospectus under the captions "The Proposed Amendments" and "Description of New Securities" and (2) in the Registration Statement under Item 20, (3) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (4) in "Item 1 - Legal Proceedings" of
       Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;



             (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or incorporated by reference or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;



            (xi) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;



           (xii) such counsel (1) is of the opinion that each document, if any, filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder and (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion), comply as to form in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.


             In addition, such counsel shall state his belief that (1) each part of the Registration Statement (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that
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       constitutes the Form T-1 heretofore referred to), when such part became effective did not, and, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus (except for financial statements and schedules as to which such counsel need not express any belief) as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that his belief is based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

             (2)   Opinion of Counsel to the Dealer-Manager. The opinion of
                   ----------------------------------------
       Jenkens & Gilchrist, a Professional Corporation, counsel for you, covering the matters referred to in subparagraphs (v), (vi), (ix) (but only as to the statements in the Prospectus under "The Proposed Amendments" and "Description of New Securities") and (xii) (2) of paragraph (1) above.

             In addition, such counsel shall state their belief that (1) each part of the Registration Statement (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to), when such part became effective did not, and, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus (except for financial statements and schedules as to which such counsel need not express any belief) as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

       (h) On the Commencement Date and on the Closing Date, you shall receive a letter from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial

Salomon Brothers Inc
April ____, 1995
Page 13


statements and certain financial information contained in or incorporated by reference into the Prospectus.

       (i) On the Commencement Date and on the Closing Date, you shall receive a certificate signed by the President, the Chief Financial Officer, any Vice President, the Treasurer or an Assistant Treasurer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

SECTION 5.  CONDITIONS OF OBLIGATIONS.
            -------------------------

       Your obligation to act as Dealer-Manager with respect to the Exchange Offer and the Solicitation shall at all times be subject to the conditions that:

       (a) All statements of the Company contained herein are now, and at all times during the period of the Exchange Offer and the Solicitation shall be, true and correct in all material respects, it being understood that your agreeing to act as Dealer-Manager at a time when you should know that any such statement is or may be untrue or incorrect in a material respect shall be without prejudice to your right subsequently to cease so to act by reason of such untruth or incorrectness;

       (b) The Company at all times shall have performed all of its material obligations hereunder and thereunder theretofore required to have been performed;

       (c) No stop order or restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the Exchange Offer, the Solicitation or with respect to any of the transactions in connection with, or contemplated by, the Exchange Offer, the Solicitation or this Agreement before any agency, court or other governmental body of any jurisdiction which you, in good faith after consultation with us, believe renders it inadvisable for you to continue to act hereunder; and

       (d) The Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court

Salomon Brothers Inc
April___, 1995
Page 14


or regulatory authority or other governmental agency or instrumentality in the United States required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement, and will have available funds, and authorization to use such funds under applicable law, to pay the cash portion of the purchase price of the Old Securities that we may become committed to purchase pursuant to the Exchange Offer and all related fees and expenses.

SECTION 6.  INDEMNIFICATION.
            ---------------

       We agree to indemnify and hold harmless you and your affiliates, your and your affiliates' respective directors, officers, agents and employees and each other person, if any, controlling you or any of your affiliates, as provided in the letter agreement attached hereto as EXHIBIT A.

SECTION 7.  PAYMENT OF EXPENSES.
            -------------------

       We agree to pay you a fee in connection with the Exchange Offer and the Solicitation as set forth on SCHEDULE A hereto, and promptly reimburse you for your reasonable out-of-pocket expenses in preparing for and performing your functions as Dealer-Manager, as well as all advertising, printing and mailing expenses, exchange agent expenses and information agent expenses. We further agree to be responsible for the fees, costs and out-of-pocket expenses of your counsel for their representation of you in connection therewith up to a maximum amount of $40,000.

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.
            --------------------------------------------------------------

       All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any controlling person of you, or by or on behalf of the Company, and shall survive delivery of and payment for any of the New Securities, the obtaining of any Consents and the execution and delivery of the Supplemental Indentures.

SECTION 9.  NOTICES.
            -------

       Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

Salomon Brothers Inc
April___, 1995
Page 15


       If to the Company:

             Columbia/HCA Healthcare Corporation
             One Park Plaza
             Nashville, Tennessee  37203
             Attention:  General Counsel
             Fax: 615-320-2598

       If to you:

             Salomon Brothers Inc
             Seven World Trade Center
             New York, New York  10048
             Attention: Liability Management Group
             Fax: 212-783-2319
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 9.

SECTION 10.  GENERAL.
             -------

       (a) We agree not to use the name Salomon Brothers Inc or refer to you or your relationship with us except with your prior written consent to the form of such use or reference. There shall be no fee for any such permitted use or reference other than as set forth above. We further agree not to disclose the provisions of this Agreement to any other person unless we reasonably determine that the failure to make such disclosure would violate applicable law or otherwise adversely affect our interests.

       (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

       (c) The representations, warranties and indemnifications contained or referenced in this Agreement shall continue in effect after completion of the Exchange Offer and the Solicitation and shall be effective even if we withdraw, abandon or terminate any or all of the Exchange Offer or the Solicitation.

       (d) THIS AGREEMENT AND THE RELATED INDEMNIFICATION AGREEMENT REFERRED TO ABOVE SHALL BE DEEMED MADE IN NEW YORK. SUCH AGREEMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY

Salomon Brothers Inc
April___,1995
Page 16

CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS ENGAGEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

Salomon Brothers Inc
April___,1995
Page 17



                                             Very truly yours,

                                             COLUMBIA/HCA HEALTHCARE
                                             CORPORATION


                                             By:  ______________________________

                                             Name:______________________________

                                             Title:_____________________________



Accepted and agreed to as
of the date of this letter:

SALOMON BROTHERS INC



By: ____________________________
    Name: Marwan Marshi
    Title: Vice President

                                  Schedule A
                                  ----------


       1. With respect to any issue of Old Securities of which not more than 50% of the principal amount outstanding at the commencement of the Exchange Offer (the "Outstanding Principal Amount") is tendered, the Company shall pay a fee in the amount of .45% of the principal amount of the Old Securities of such issue so tendered.

       2. With respect to any issue of Old Securities of which more than 50% of the Outstanding Principal Amount is tendered, the Company shall pay a fee as follows:

       (a) with respect to the Old Securities that constitute 0% to 50% of the Outstanding Principal Amount of the Old Securities of such issue so tendered, a fee in the amount of .6% of the principal amount of such securities;

       (b) with respect to the Old Securities that constitute 50.01% to 70% of the Outstanding Principal Amount of the Old Securities of such issue so tendered, a fee in the amount of .75% of the principal amount of such securities;

       (c) with respect to the Old Securities that constitute 70.01% to 90% of the Outstanding Principal Amount of the Old Securities of such issue so tendered, a fee in the amount of .9% of the principal amount of such securities; and

       (d) with respect to the Old Securities that constitute 90.01% to 100% of the Outstanding Principal Amount of the Old Securities of such issue so tendered, a fee in the amount of .7% of the principal amount of such securities.

                                   EXHIBIT A



SALOMON BROTHERS INC
SEVEN WORLD TRADE CENTER
NEW YORK, NEW YORK 10048

Ladies and Gentlemen:

     In connection with your engagement to assist Columbia/HCA Healthcare Corporation (the "Company") with the matters set forth in the Dealer-Manager Agreement between you and the Company of even date herewith, including modifications or future additions to such engagement and related activities prior to this date (the "Dealer-Manager Agreement"), the Company agrees that it will indemnify and hold harmless you and your affiliates, any director, officer, agent or employee of you or any of your affiliates and each other person, if any, controlling you or any of your affiliates (hereinafter collectively referred to as "you" and "your"), to the full extent lawful, from and against, and that you shall have no liability to the Company or its owners, parents, creditors or security holders for, any losses, expenses, claims or proceedings including shareholder actions (hereinafter collectively referred to as "losses")
(i) related to or arising out of (A) written information provided by the Company, its employees or its other agents, which either the Company or you provide to any actual or potential buyers, sellers, investors or offerees, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Dealer-Manager Agreement) as it became effective or in any amendment or supplement thereof, or in the Prospectus (as defined in the Dealer-Manager Agreement), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in each case other than statements or omissions relating to you furnished to the Company in writing by you expressly for use therein) or (C) other action or failure to act by the Company, its employees or its other agents or by you at the Company's request or with the Company's consent, or (ii) otherwise related to or arising out of such engagement or any transaction or conduct in connection therewith except that this clause (ii) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence.

     You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity referred to in clause (i)(B) above from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement and Prospectus (each as defined in the Dealer-Manager Agreement) (including any omission or alleged omission to include with such information a material fact required to be stated therein or necessary to make statements therein not misleading).

     In the event that the foregoing indemnity is unavailable to the party seeking indemnification (the "indemnified party") for any reason, the party against whom indemnification is sought (the "indemnifying party") agrees to contribute to any losses related to or arising out of such engagement or any transaction or conduct in connection therewith. For such losses referred to in clause (i) of the preceding paragraph, the indemnifying party shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the indemnifying party and the other parties from the actual or proposed transaction giving rise to such engagement; provided, however, that the indemnifying party shall not be responsible for any amounts in excess of the amount of the benefits received (or anticipated to be received) by such indemnifying party. For any other losses, or for losses referred to in clause (i) if the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also such indemnifying party's relative fault in connection with the statements, omissions or other conduct which resulted in such losses, as well as any other relevant equitable considerations. Relative benefits received (or anticipated to be received) by the Company shall be deemed to be equal to the aggregate consideration payable by to it in cash or securities as a result of such transaction or proposed transaction, and benefits received by you shall be deemed to be equal to the compensation payable by the Company to you in connection with such engagement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other Agents) on the one hand or by you on the other hand. You and the Company agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary herein, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) or the 1933 Act (as defined in the Dealer-Manager Agreement)) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. For purposes of this paragraph, each person who controls you within the meaning of the 1933 Act of the 1934 Act (as defined in the Dealer-Manager Agreement) shall have the same rights to contribution as you, and each person who controls the Company within the meaning of the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject to the immediately preceding sentence of this paragraph.

     No indemnifying party shall, without the prior written consent of the indemnified party settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not you are a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing such indemnified party from and holding such indemnified party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. The indemnifying party will also promptly reimburse the indemnified party for all reasonable expenses (including counsel fees) as they are incurred by such indemnified party in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is a party to such claim or proceeding) or in enforcing this agreement provided, however, that any
                                              --------  -------
amounts so reimbursed shall be subject to repayment in proportion to the percentage of any contribution required of such indemnified party on account of such indemnified party having been financially judicially determined to have acted in bad faith or with gross negligence.

     The foregoing agreement shall be in addition to any rights that you or the Company may have at common law or otherwise. Solely for purposes of enforcing this agreement, you and the Company hereby consent to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to this agreement is brought. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING ARISING HEREUNDER IS WAIVED. This agreement shall remain in full force and effect following the completion or termination of such engagement.

Agreed:                         Very truly yours,

SALOMON BROTHERS INC                COLUMBIA/HCA HEALTHCARE
                                    CORPORATION


By:                             By:
   ------------------------        -----------------------------------------
Name:                           Name:
     ----------------------          ---------------------------------------
Title:                          Title:
      ---------------------           --------------------------------------